Addendum to Change in Control Agreement

     This Addendum is made as of September 11, 2001, by and between Kaman Aerospace Corporation, a Delaware corporation (the
"Company"), and Joseph H. Lubenstein (the "Executive").

     WHEREAS, the Company and the Executive entered into a Change in Control Agreement (the "Agreement") dated July 9, 2001; and

     WHEREAS, in furtherance of the objectives of the Agreement, the Company and the Executive wish to amend the Agreement so that it shall apply, in accordance with its terms, with respect to any future Change in Control event;

     NOW, THEREFORE, in consideration of the premises and the mutual understandings herein contained, the Company and the Executive hereby further agree as follows:

     1. The initial clause of subsection (g) of Section 15 of the Agreement is hereby modified and amended to read as follows:

          "(g)     Any of the following events shall constitute the
     occurrence of a "Change in Control" for purposes of this
     Agreement:

     2. Except as expressly modified herein, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

                                     KAMAN AEROSPACE CORPORATION



/s/ Joseph H. Lubenstein             By:/s/ Robert M. Garneau
Joseph H. Lubenstein                 Name:  Robert M. Garneau
Title: Vice President
Address:

108 Milllington Rd.
East Haddam,  CT  06423


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